                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)
                                           December 9, 1999  (November 24, 1999)
                                           -------------------------------------

                         Bristol Retail Solutions, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                       0-1633                       58-223556
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File               (IRS Employer
 or incorporation)                   Number)                 Identification No.)



          5000 Birch Street, Suite 205, Newport Beach, California 92660
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code  (949) 475-0800
                                                   ----------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.      Acquisition or Disposition of Assets.
-------

             On November 24, 1999, Bristol Retail Solutions, Inc.'s (the "Company") wholly-owned subsidiary, Smyth Systems, Inc. ("Smyth"), transferred the assets of the Imager Division of Smyth and certain liabilities to PHX-2000 LLC, an Arizona limited liability company ("Buyer').

             Pursuant to the Asset Purchase Agreement (the "Agreement") between Company, Smyth and Buyer, the Buyer paid a cash payment of $2,800,000 at Closing. Seller used the proceeds of this transaction to pay certain existing liabilities and $2,021,855 was forwarded to the Company's lender to reduce its obligations under its existing loan obligation.

             With respect to certain identified accounts receivable, Buyer shall pay to Seller, when and if received, 80% of any Net Proceeds. Net proceeds shall be an amount equal to (i) the amount collected with respect to any receivables, less (ii) the direct external cost of collecting on the accounts, including, but not limited to, collection agency fees, attorneys' fees, court costs and other expenses associated with the collection procedure.

             In connection with the Agreement, Seller agreed that for a period of five years from the Closing Date, neither Seller nor any affiliate of Seller (other than individuals) would engage in the business of systems and software associated with golf course operations.

             The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed hereto.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
-------

a)       None.

b)       None.

c)       Exhibits.

         1) Asset Purchase Agreement by and between PHX-2000 LLC and Smyth Systems, Inc. and Bristol Retail Solutions, Inc.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BRISTOL RETAIL SOLUTIONS, INC.


                                          By: /s/ Michael S. Shimada
                                             -----------------------------------
                                            Name: Michael S. Shimada
                                                 -------------------------------
                                            Title: Chief Financial Officer
                                                  ------------------------------


Dated: December 9, 1999

                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                                 PHX - 2000 LLC


                                       AND


                               SMYTH SYSTEMS, INC.
                                       AND
                            BRISTOL RETAIL SOLUTIONS


                          DATED AS OF NOVEMBER 19, 1999

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT, dated as of November 19, 1999 (this "AGREEMENT"), by and between PHX-2000 LLC, an Arizona limited liability company ("BUYER"), Smyth Systems, Inc., a Delaware corporation ("SELLER") and Bristol Retail Solutions, a Delaware corporation.

                  WHEREAS, Seller and Buyer desire to enter into this Agreement pursuant to which, upon the terms and subject to the conditions contained in this Agreement, Seller will sell to Buyer, and Buyer will purchase the Imager division of Seller (collectively, the "BUSINESS"), and Buyer will assume certain liabilities of the Business but only to the extent set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                      TERMS

                  1.1. CERTAIN DEFINITIONS. For all purposes of this Agreement capitalized terms shall have the respective meanings ascribed thereto in this Agreement.

                  1.2. AFFILIATE. An affiliate of any specified person or entity means any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or entity except for any former officer or former director of any entity. For the purposes of this definition, "control" when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities or by contract.

                  1.3. KNOWLEDGE. Unless expressly specified, all references to a party's "knowledge" herein shall mean the actual knowledge of such party's directors and executive officers after due inquiry and reasonable investigation.

                  1.4. SCHEDULES. References made to a "Schedule", unless otherwise expressly specified, refer to one of the Schedules attached to this Agreement, and references made to an "Article" or a "Section," unless otherwise expressly specified, refer to one of the Articles or Sections of this Agreement.

                  1.5. PLURALS, ETC. As used herein, the plural form of any noun shall include the singular and the singular shall include the plural, unless the context expressly requires otherwise. Each of the masculine, neuter and feminine forms of any pronoun shall include all such forms unless the context expressly requires otherwise. The terms "Include", "includes", "including" and all other forms and derivations of such terms shall mean including, without limitation.

                                   ARTICLE II

                                PURCHASE AND SALE

                  2.1. PURCHASE AND SALE. At the Closing (as hereinafter defined), in consideration of payment of the Purchase Price (as defined in
Section 3.1), Seller shall sell, transfer, convey, assign and deliver to Buyer, free and clear of all liens and encumbrances, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to all of the assets and personal property of any nature whatsoever, wherever located, tangible or intangible, whether or not recorded on the books of Seller or recorded at zero value, used or held for use in connection with or relating to the conduct of the Business (the "PURCHASED Assets") set forth in Schedule 2.1, including, but without limitation, all of Seller's right, title to and interest, if any, in and to the following with respect to the Business existing as of the Closing Date:

                           (a) All accounts, accounts receivable and notes
receivable, together with any unpaid interest or fees accrued thereon, if any, or other amounts due with respect thereto and all claims arising therefrom (the "ACCOUNTS RECEIVABLE");

                           (b) All inventory items (the "PURCHASED INVENTORY")
including, without limitation, product inventories, work in process, samples, and finished goods, which shall include all goods on order but not yet received by Seller with respect to the Business;

                           (c) All contracts, leases and agreements listed on
Schedule 2.1(c) hereto (the "ASSIGNED CONTRACTS");

                           (d) All sales and promotional literature (including,
without limitation, promotion pieces, bill stuffers, envelopes, return envelopes and other similar items), package inserts, magazine space, creative material, freestanding insert creative material and related plans, drawings, designs, specifications, studies and reports, and all paper, envelopes and other raw materials used in the creation of sales and promotional literature, if any;

                           (e) All invoices, billing materials, billing mail and
literature, billing envelopes, collection letters, and other similar items related to billing, and all customer service policies, manuals, instructions, scripts, procedures and other similar items relating to customer service activities;

                           (f) All editorial, art work and production materials
(including manuscripts, art and engravings, film, separations, transparencies, standing type, cuts, plates and stencils), published or unpublished, and stored in any medium or media, including physical, digital, electronic or mechanical and all rights of Seller with respect to the Business thereto;

                           (g) All orders, mailing lists, circulation lists, and
customer data and databases, customer files, both for active, inactive, expired, completed and/or suppressed customers, and customer prospect lists, regardless of the media in which stored and all information with respect to selection and suppression policies and procedures, including, without limitation, credit screening criteria, selection and suppression methodologies, statistical models, segmentation criteria and any and all custom software used in selection and suppression functions;

                           (h) All technical, marketing, sales or distribution
information, including new developments, know-how, ideas and trade secrets and documentation thereof (including related papers, diaries, notebooks, designs, methods of production, distribution and data processing software) and all rights related thereto against third parties for infringement thereof;

                           (i) All rights under agreements with employees and
independent contractors of Seller concerning non-competition, confidentiality and other rights contained therein and all manuscripts, editorial materials or other publication or promotion materials, whether or not copyrighted or otherwise protectable under patent, trademark, copyright or similar laws;

                           (j) All lists of suppliers and vendors;

                           (k) All software, including any source code, and
hardware used in the Business;

                           (l) All copyrights, trade names, including an
irrevocable license to use the trade name "Smyth Systems" in connection with products consisting of or derived from the Purchased Assets, trademarks, patents and other intellectual property, whether owned or used, registered or unregistered, and all applications and registrations therefor, renewals thereof and rights under licenses thereof and copyrights, author's rights and photographic releases, whether published or unpublished, including rights, if any, to prepare, reproduce and distribute copies, compilations and derivative works, and all rights related thereto against third parties for infringement thereof,

                           (m) All licenses and permits, to the extent
transferable;

                           (n) All goodwill associated with the Purchased Assets
and the Business;

                           (p) All books, testing information, development
information, records and financial information relating to the Purchased Assets; and

                           (q) All other properties and assets of every kind and
nature used or held for use in the conduct of the Business, whether personal, tangible or intangible including without limitation all equipment, computers, furniture and fixtures.

                  2.2. EXCLUDED ASSETS. Notwithstanding the provisions of
Section 2.1 hereof, the term Purchased Assets does not include the following: cash; checking, savings, and trust accounts; prepaid expenses; advances to employees; and the items set forth on Schedule 2.2 (the "EXCLUDED ASSETS").

                  2.3. ASSUMPTION OF LIABILITIES. As of the Closing Date (as defined in Section 3.4), Buyer shall assume, and shall agree to absolutely and fully pay, perform and discharge when due, obligations arising from and after the Closing Date under the Assigned Contracts in respect of the performance by Buyer of its obligations thereunder that arise on and after the Closing Date (collectively, the "ASSUMED LIABILITIES"); provided, however, Buyer does not assume any obligations or liabilities arising out of or relating to claims of breach of the Assigned Contracts relating to the period prior to the Closing Date.

                  2.4. EXCLUDED LIABILITIES. Notwithstanding anything to the foregoing, except for the Assumed Liabilities, Buyer is not assuming or agreeing to pay or satisfy, and shall have no responsibility or obligation whatsoever for, any liabilities of Seller or any of its Affiliates, whether arising prior to, on or after the Closing Date, including, without limitation, (i) any and all liabilities and obligations attributable to or incurred in connection with any Benefit Plan or Employment Arrangement (each as defined below), or in connection with any agreement or contract which is not an Assigned Contract; (ii) all liabilities or obligations of Seller or its predecessors with respect to any Taxes (as defined in Section 4.16),(iii) all Taxes resulting from or with respect to the Purchased Assets prior to the Closing Date and (iv) all liabilities relating to any litigation or other proceeding relating to events occurring prior to the Closing. All liabilities and obligations of Seller and its Affiliates (other that the Assumed Liabilities) are referred to herein as the "EXCLUDED LIABILITIES".

                  2.5. THIRD PARTIES. The purchase by Buyer of the Business and the assumption by Buyer of the Assumed Liabilities shall not enlarge any rights of any third party and nothing contained in this Agreement shall prevent Buyer from contesting any liabilities with any third party.

                                   ARTICLE III

                           PURCHASE PRICE; DELIVERIES

                  3.1. PURCHASE PRICE. The aggregate consideration to be paid to (or on behalf of) Seller for the Business (the "PURCHASE PRICE") shall consist of:

                           (a) A cash payment (the "INITIAL PORTION OF THE
PURCHASE PRICE") in the amount of $2,800,000 to be made upon execution of this Agreement in trust to an escrow fund ("Escrow Fund") established by Atlas, Pearlman, Trop & Borkson, which Escrow Fund shall be subject to the terms and conditions of this Agreement;

                           (b) The assumption by Buyer of the Assumed
Liabilities; and

                           (c) The payments to Seller contemplated by Sections
3.7 hereof, if any.

                  3.2. ALLOCATION OF PURCHASE PRICE. The parties agree that the Purchase Price shall be allocated among the Purchased Assets in accordance and consistent with the principles of Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "CODE"). The parties shall cooperate in the timely filing of their respective Internal Revenue Service Forms 8594 which shall reflect the above allocation. All Federal, state and other Tax Returns (as defined in Section 4.16) prepared by Seller or Buyer, or their respective Affiliates, shall be prepared on a basis consistent therewith, and no party shall voluntarily take any position inconsistent therewith upon examination of any such Tax Return, in any claim, in any tax litigation or otherwise with respect to such Tax Returns.

                  3.3. TRANSFER TAXES. Seller shall bear the cost of any stamp, transfer, documentary, sales, use and other similar transfer taxes and fees (including any penalties and interest), if any, incurred in connection with the sale of the Purchased Assets. At the request of Seller, Buyer shall use its reasonable efforts to obtain and deliver to Seller at Closing any applicable exemption certificates or similar documentation (including resale certificates with respect to inventory), reasonably requested by Seller, to enable Seller to benefit from any exemption from sales and use taxes or other transfer taxes or similar charges that otherwise would be incurred as a result of the transfer and sale of any of the Purchased Assets to Buyer hereunder (but Buyer shall not be liable to Seller for, nor shall the Closing be postponed because of, the failure to obtain such certificates or documentation).

                  3.4. CLOSING. Subject to satisfaction or waiver of the conditions set forth below and in Article VII, the Closing (the "CLOSING") shall take place at Lane Powell Spears Lubersky LLP, 601 SW Second Avenue, Suite 2100, Portland, Oregon 97204 on the date on which all the conditions set forth in this Agreement are satisfied or waived but in no event later than December 15, 1999, unless otherwise mutually agreed upon by the parties(the "CLOSING DATE"). At Closing, upon written release executed by Buyer, the funds in the Escrow Fund shall be released to pay those payables set forth on Schedule 3.1 and any remaining amount shall be paid to Seller or any entity designated by Seller. In the event the Closing does not take place by December 15, 1999, due to any reason other than the a failure of Buyer to satisfy its conditions to Closing, Seller hereby instructs Atlas, Pearlman, Trop & Borkson to return to Buyer the Initial Portion of the Purchase Price from the Escrow Fund and the Initial Portion of the Purchase Price shall be returned to Buyer.

                  3.5. DELIVERIES BY SELLER.  At the Closing, Seller shall:

                           (a) Execute and deliver to Buyer such bills of sale,
endorsements, assignments, licenses and other instruments and documents reasonably satisfactory in form and substance to Buyer and its counsel as shall be reasonably necessary to vest in Buyer as of the Closing Date good, valid and marketable title to the Purchased Assets, free and clear of all liens and encumbrances;

                           (b) Deliver to Buyer documentation satisfactory to
Buyer evidencing the release of any and all liens and encumbrances on the Purchased Assets as set forth on Schedule 3.5(c), other than the lease by Balboa Capital;

                           (c) Deliver to Buyer amended Articles of
Incorporation ready for filing with the Delaware Secretary of State changing the name of Seller from Smyth Systems, Inc. to SS, Inc. or another name mutually agreed upon by Seller and Buyer;

                           (d) Deliver to Buyer satisfactory evidence of
arrangements for payment of the payables listed on Schedule 3.1 hereto from the Escrow Fund;

                           (e) Pay to Buyer an amount from the Escrow Fund, if
any, equal to (1) the amount of any Accounts Receivable collected by Seller from the date of this Agreement to the Closing Date (the "STUB PERIOD") LESS (2) the amount of Seller's payroll for the employees related to the Business, inclusive of wages and taxes, during the Stub Period; and

                           (f) Deliver to Buyer such other instruments,
documents and certificates as may be reasonably requested by Buyer and are customary for transactions of this nature to effectuate the transactions contemplated hereby.

                  3.6. DELIVERIES BY BUYER. At the Closing, Buyer shall:

                           (a) Execute and deliver to Seller an instrument or
instruments consistent with the terms hereof and reasonably satisfactory in form and substance to Seller evidencing Buyer's assumption of the Assumed Liabilities and the release of funds from the Escrow Fund;

                           (b) Pay an amount, if any, equal to (1) Seller's
payroll for employees related to the Business, inclusive of wages and taxes during the Stub Period LESS (2) the amount of any receivables collected by Seller during the Stub Period in United States dollars, by wire transfer of immediately available funds to the Escrow Fund ;

                           (c) Deliver to Seller a license with respect to the
use of the name "Smyth Systems" for one year; and

                           (d) Deliver to Seller other such instruments,
documents and certificates as may be reasonably requested by Seller and are customary for transactions of this nature to effectuate the transactions contemplated hereby.

                  3.7 PROCEEDS OF RECEIVABLES. With respect to those accounts receivable and listed on SCHEDULE 3.7 hereto, Buyer shall pay to Seller, when and if received, 80% of any Net Proceeds. "Net Proceeds" means an amount equal to (i) the amount collected with respect to any receivable LESS (ii) the direct external costs of collecting on the accounts, including but not limited to collection agency fees, attorneys fees, court costs and any other expenses associated with the collection procedure.

                                   ARTICLE IV

                            REPRESENTATIONS OF SELLER

                  Seller represents and warrants to Buyer as follows:

                  4.1. ORGANIZATION, GOOD STANDING, POWER, ETC. Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite corporate power and authority
(i) to own the Purchased Assets and carry on the Business as presently being conducted and (ii) to execute, deliver and perform this Agreement and all other agreements, documents, and certificates set forth herein (the "ANCILLARY DOCUMENTS") which Seller is required to deliver pursuant hereto, and to consummate the transactions contemplated hereby and thereby. Seller is qualified to transact business as a foreign corporation in, and is in good standing in each jurisdiction listed on Schedule 4.1 and in which such qualification is necessary, except where failure to be so qualified would not have a material adverse effect on Seller.

                  4.2. AUTHORIZATION OF AGREEMENT.

                           (a) Seller has taken all necessary corporate action
(including, without limitation, obtaining the approval of its Board of Directors and consent of its stockholders), to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents which Seller is required to deliver pursuant hereto and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and each of the Ancillary Documents which Seller is required to deliver pursuant hereto has been or will be, duly and validly authorized, executed and delivered by Seller and this Agreement constitutes, and each of the Ancillary Documents constitutes or will upon execution and delivery constitute, the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

                           (b) Schedule 4.2 sets forth all the subsidiaries
partnerships and joint ventures of Seller.

                  4.3. BOOKS AND RECORDS, CAPITALIZATION. Seller has previously provided Buyer with true and complete copies of the Restated Articles of Incorporation of Seller and By-laws (each certified by a duly authorized secretary or assistant secretary), each as amended as of the date hereof. The authorized capital stock of Seller consists of 100,000 shares of common stock, no par value (the "Stock"), of which 86,720 are issued and outstanding. All of the shares comprising the Stock are validly issued, fully paid and non-assessable and are owned by Bristol Retail Solutions, free and clear of all liens, security interests, restrictions, options, proxies, voting trusts or other encumbrances. There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of Seller, or subscriptions, warrants, options, rights or other arrangements or commitments obligating Seller to issue or dispose of any of its equity securities or any ownership interest therein.

                  4.4. NO VIOLATIONS. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents which Seller is required to deliver pursuant hereto and the consummation by Seller of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, or both, (w) except as set forth on Schedule 4.4, violate, or require any consent under, any Assigned Contract or other agreement or commitment to which Seller is a party, (x) violate any provision of law, rule or regulation to Seller is subject or require any authorization, consent, approval, exemption or other action by or notice to any governmental entity, (y) violate any order, judgment or decree applicable to Seller or its Affiliates, or (z) violate any provision of the Restated Articles of Incorporation or the By-laws of Seller; except in the case of (x) and (y) for such violations which, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of the Business and would not materially hinder or impair the consummation of the transactions contemplated hereby.

                  4.5. CONSENTS. Except as set forth on Schedule 4.5, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private), including pursuant to the Hart-Scott Rodino Antitrust Improvement Act of 1976 and the rules and regulations promulgated thereunder, is required by Seller in connection with its execution, delivery and performance of the Agreement and the Ancillary Documents which Seller is required to deliver pursuant hereto or its consummation of the transactions contemplated hereby and thereby.

                  4.6. FINANCIAL STATEMENTS. The balance sheets of Seller as of December 31, 1997 and 1998 and the statements of operations and cash flows for the fiscal years ended December 31, 1997 and 1998 and the period ended July 31, 1999, respectively, (each and all of the foregoing items being herein referred to as the "FINANCIAL STATEMENTS"), are true and complete, present fairly the financial position, results of operation and cash flow of the Business as of the dates and for the periods indicated.

                  4.7. COMPLIANCE WITH LAWS, PERMITS. The Business is being conducted, and since Smyth was acquired by Bristol Retail Solutions, Inc. has been conducted at all times, in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations. Seller has not, to its knowledge, received any notice of any alleged violation of law or regulation applicable to the Purchased Assets, the Assumed Liabilities or the Business. Except as set forth on Schedule 4.7, there are no material licenses or permits currently required by Seller or any employee of Seller for the operation of the Business as heretofore conducted.

                  4.8. CONTRACTS.

                           (a) Schedule 4.8(a)(i) sets forth all of the Assigned
Contracts and all other contracts, agreements and commitments relating to the Business to which Seller is a party, including any and all amendments, modifications and alterations thereof and any and all waivers with respect thereto. Other than the Assigned Contracts and except as set forth on Schedule 4.8(a)(ii), there are no material contracts, leases, agreements, arrangements, or understandings that limit, impair, modify, or otherwise affect in any material respect Seller's right to operate the Business or that will limit, impair, modify or otherwise affect in any material respect Buyer's right to operate the Business after the Closing Date.

                           (b) Complete copies (or, if oral, full written
descriptions) of all the Assigned Contracts, including all amendments thereto, have been delivered to Buyer. Except as disclosed on Schedule 4.8(b), all of the Assigned Contracts are valid, binding, in full force and effect in all material respects and enforceable in accordance with their terms against Seller and, to the knowledge of Seller, against each of the other parties to such Assigned

Contracts. Except as set forth on Schedule 4.8(b), (i) there is no material breach, violation or default by Seller or, to the knowledge of Seller, any of the other parties to the Assigned Contracts nor is there any event (including the execution and delivery of this Agreement and the occurrence of the Closing) relating to Seller or, to the knowledge of Seller, relating to any other party, which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to any lien or encumbrance or right of termination, modification cancellation, prepayment, suspension, limitation, revocation or acceleration under, any Assigned Contract, and (ii) no other party to any of the Assigned Contracts is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Assigned Contracts and no waiver or indulgence has been granted by any of the parties thereto.

                           (c) Seller has paid in full all amounts currently due
and payable under the Assigned Contracts.

                  4.9. ABSENCE OF CERTAIN CHANGES.

                           (a) Except as set forth on Schedule 4.9(a), since
December 31, 1998, Seller has:

                                    (i) operated the Business only in the usual,
regular and ordinary course and in accordance with past practice;

                                    (ii) used all its best efforts, in the
ordinary course of business consistent with past practice, to keep available the services of its officers, directors, employees, agents and consultants involved with the Business;

                                    (iii) maintained all the Purchased Assets in
the usual, regular and ordinary course and in accordance with past practice;

                                    (iv) used all commercially reasonable
efforts, in the ordinary course of business consistent with past practice, to preserve its relationships with the lenders, suppliers, customers, licensors and licensees and others having significant business dealings with the Business such that the Business will not be materially impaired;

                                    (v) maintained its books and records with
respect to the Business in its usual, regular and ordinary manner, on a basis consistent with prior years;

                                    (vi) continued all material existing
insurance policies (or comparable insurance) of or relating to the Business in full force and effect;

                                    (vii) reserved intact its business
organization and not made or instituted any changes in its methods of purchase, sale, management, accounting or operation which would materially impact the Business;

                                    (viii) performed and complied in all
material respects, in the ordinary course of business consistent with past practice, with its obligations under all Assigned Contracts; and

                                    (ix) not increased the rate or terms of
compensation payable or to become payable to its directors, officers, key employees involved in the Business or, except in the ordinary course of business in accordance with past practice, any of the other employees or adopted, amended or otherwise modified any bonus, pension or other employee benefit plan covering any of its directors, officers or employees.

                  (b) Except as set forth on Schedule 4.9(b), since December 31, 1998, (i) the Business has not (A) suffered any change, event or development or series of changes, events or developments which, individually or in the aggregate, have had or are reasonably expected to have, a material adverse effect on the financial condition, assets, prospects, liabilities, Business or results of operation of the Business, (B) suffered any material damage, destruction or casualty loss to any of the Purchased Assets (whether or not covered by insurance) or (C) to Seller's knowledge, been the subject of any investigation by any governmental authority or been the subject of any threatened or commenced claim or litigation with respect to the Business, and
(ii) Seller has not:

                           (A) varied, assumed, terminated, amended the terms of or granted any waiver in respect of any Assumed Liability or any Assigned Contract except in the ordinary course of business consistent with past practice and as set forth on Schedule 4.8;

                           (B) granted, consented to or suffered the imposition of any lien or encumbrance on any of the Purchased Assets, other than liens and encumbrances on inventory of Seller granted, consented to, or suffered the imposition of, in the ordinary course of business consistent with past practice;

                           (C) sold, leased, transferred, assigned or otherwise disposed of any of the assets of the Business except for sales or licenses of inventory in the ordinary course of business consistent with past practice;

                           (D) accelerated or delayed the manufacture, shipment or sale or license of any products, the sale of inventory, the collection of accounts or notes receivable or the payment of accounts or notes payable, or otherwise operated the Business, in a manner not in the ordinary course of business or not consistent with past practice;

                           (E) changed its accounting principles or policies; or

                           (F) agreed or otherwise committed to take any of the actions prohibited by the foregoing subparagraphs (A) through (E).

                  4.10. TITLE TO PROPERTIES.

                           (a) Seller has good, valid and marketable title to
all of its properties and assets which are included in the Purchased Assets, free and clear of any liens and encumbrances or exceptions to title other than the lease by Balboa Capital.

                           (b) All of the assets, rights and properties owned,
used or held for use by Seller or any of its Affiliates in the conduct of the Business (other than the Excluded Assets) are included in the Purchased Assets.

                  4.11. AFFILIATES, INTERCOMPANY TRANSACTIONS. No part of the Business is conducted by or through any person or entity other than Seller and its agents and independent contractors. As of the Closing Date, there are no outstanding amounts owing, contracts, understandings or agreements between the Business, on the one hand, .and Seller or any of its Affiliates (other than the Business), on the other hand.

                  4.12. INVENTORY. The Purchased Inventory consists of items of a quality and quantity usable and salable in the ordinary course of business.

                  4.13. LITIGATION AND ORDERS. Except as set forth on Schedule 4.13:

                           (a) There is no litigation pending or, to the
knowledge of Seller, threatened against Seller with respect to the Business or any of the Purchased Assets or which seeks to prevent or challenge the transactions contemplated hereby or by any of the Ancillary Documents;

                           (b) There is not in existence any court order
requiring Seller or any officer, director or employee of Seller to take any action of any kind with respect to the Business or the Purchased Assets or to which Seller or any officer, director or employee of Seller is a party or by which any of them is bound affecting the Business or the Purchased Assets; and

                           (c) Neither Seller nor any officer, director or
employee of Seller has been permanently or temporarily enjoined or barred by any court order from engaging in or continuing any conduct or practice in connection with the Business.

                  4.14. INTELLECTUAL PROPERTY.

                           (a) Schedule 4.14(a) sets forth a correct and
complete list of (i) all U.S. and foreign trademarks, patents, service marks, trade names, copyrights, mask works and designs which are pending, applied for, granted, or registered in any country or jurisdiction of the world and are owned by Seller and used in connection with the Business; (ii) all unregistered trademarks, patents, service marks and trade names which are owned by Seller and used in connection with the Business; and (iii) all licenses, contracts, permissions and other agreements relating to the Business to which Seller is a party relating in any way to rights in any of the foregoing. Title to all registered intellectual property is recorded on records in the name of Seller and, to the extent applicable, all affidavits of continued use and incontestability in respect of such registered intellectual property have been timely filed.

                           (b) Except as disclosed on Schedule 4.14(b), (i)
Seller owns or possesses licenses or other valid rights to use, and upon consummation of the transactions contemplated by this Agreement Buyer shall own or possess licenses or other valid rights to use (without the making of any payment to others (other than as set forth in the Assigned Contracts) or the obligation to grant rights to others in exchange), all intellectual property necessary to the conduct of the Business as currently conducted, including, without limitation, all releases required in connection with quotes, testimonials or likenesses utilized in editorial or promotional material; (ii) Seller's right title and interest in such intellectual property is not being opposed by any claim or demand or in any proceeding, action, litigation or order to which Seller or any person or entity who has granted a license or other right to use intellectual property to Seller or who has been granted a license or other right to use intellectual property by Seller, is a party or subject; nor to the knowledge of Seller is any such claim, demand, proceeding, action, litigation or court order threatened; (iii) the conduct of the Business as currently conducted does not to Seller's knowledge materially infringe or conflict with any intellectual property of others; and (iv) no infringement by others of any intellectual property included in the Purchased Assets is known to Seller.

                  4.15. CUSTOMERS. The lists included in the Purchased Assets constitute in all material respects the complete and accurate lists of names, addresses, purchase and payment history for each customer for the Business.

                  4.16. TAXES. (a) For purposes of this Agreement, (i) "Taxes" shall mean any federal, state, provincial, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (ii) "Tax Return" shall mean all reports, returns, statements, estimates, declarations, notices, forms or other information required to be supplied to a Taxing authority in connections with Taxes.

                           (b) Except as disclosed on Schedule 4.16, Seller and
its Affiliates have filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete. Except as disclosed on Schedule 4.16, all Taxes owed or payable by Seller and its Affiliates (whether or not shown on any Tax Return) have been paid or accrued. Except as disclosed on
Schedule 4.16, Seller and its Affiliates are not the beneficiary of any extension of time within which to file any Tax Return. Except as disclosed on
Schedule 4.16, no claim in writing has ever been made by a governmental body in a jurisdiction where Seller and its Affiliates do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no liens on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay Tax.

                           (c) Seller and its Affiliates have collected,
withheld and paid all amounts with respect to Taxes required to have been collected, withheld and paid.

                           (d) Except as disclosed on Schedule 4.16, Seller and
its Affiliates have no knowledge of any actual or threatened assertion or assessment by any Taxing authority of any additional Taxes for any period for which Tax Returns have been filed. All deficiencies resulting from examinations of any such Tax Returns have been paid. Schedule 4.16 lists all federal, state, local, and foreign income, franchise and sales and use Tax Returns, if any, filed with respect to Seller and its Affiliates for taxable periods ended on or after December 31, 1997, and indicates those income, franchise and sales and use Tax Returns (or any such Tax Returns relating to prior taxable periods) that have been audited or are currently under audit.

                           (e) Seller and its Affiliates have not waived any
statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (f) Seller and its Affiliates have maintained, or
caused to be maintained, and will maintain all required records with respect to sales, use or similar taxes with respect to or covering the Business and the Purchased Assets or for which Seller and its Affiliates could have liability.

                  4.17. SUPPLIERS. Except as set forth on Schedule 4.17, no supplier of materials or services to the Business in an amount in excess of $25,000 since December 31, 1998 has, or has threatened to, decrease or limit materially its provision of services or supplies to the Business. Seller has no knowledge of any termination, cancellation or limitation of, or any material modification or change in, the business relationship of Seller with any such supplier of the Business of materials or services.

                  4.18. EMPLOYEE BENEFIT PLANS.

                           (a) Schedule 4.18 hereto contains a true and complete
list of each "employee benefit plan" within the meaning of Section 3(3) of ERISA ("Benefit Plan") under which any Employee or former Employee of Seller or an ERISA Affiliate (as defined below) has a present or future right to benefits or under which Seller or an ERISA Affiliate has a present or future liability. Neither Seller nor any ERISA Affiliate currently sponsors, maintains, contributes to, or has any liability to, nor has Seller or any ERISA Affiliate ever sponsored, maintained, contributed to or been required to contribute to, or incurred any liability to, (i) any Benefit Plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) any "multiemployer plan" (as defined in ERISA Sections 3(37) or 4001(a)(3)) or (iii) any Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon or following his or her retirement or termination of employment, except as required by Section 4980B of the Code nor has Seller ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or as a group) for employee welfare benefits upon their retirement or termination of employment. For purposes of this Section 4.18(a), "ERISA AFFILIATE" means each business or entity which is a member of a "controlled group of corporations", under "common control" or an "affiliated service group" with Seller within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with Seller under Section 414(o) of the Code, or is under "common control" with Seller, within the meaning of Section 4001(a)(14) of ERISA.

                           (b) Each Benefit Plan has been established and
maintained in accordance with its terms and in material compliance with all applicable, laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

                           (c) Seller remains solely liable for any and all
claims, benefits, contributions and liabilities of every nature under the Benefit Plans after the Closing, including the obligation to offer continued coverage under a group health plan pursuant to Section 4980B of the Code to qualified beneficiaries who become entitled to continued coverage under a Benefit Plan before, upon or after the Closing.

                           (d) Neither Seller nor the Business (i) is involved
in or, to the knowledge of Seller, threatened with any labor dispute, grievance, or litigation relating to labor matters involving any Employees, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign), charges of unfair labor practices or discrimination complaints or (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act. No Employees of Seller with respect to the Business are currently, nor has any Employee ever been, in his or her capacity as an Employee of Seller, represented by any labor union for purposes of collective bargaining and, to the knowledge of Seller, no activities the purpose of which is to achieve such representation of all or some of such Employees are threatened or ongoing. Seller with respect to the Business (i) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees.

                  4.19. ENVIRONMENTAL PROTECTION.  Except as disclosed on
Schedule 4.19:

                           (a) Seller with respect to the Business is, and has
been operated at all times, in compliance in all material respects with applicable Environmental Laws and has obtained, is in compliance with, and has made all required filings for issuance or renewal of, all permits, licenses, authorizations, registrations and other governmental consents required under any applicable Environmental Laws ("ENVIRONMENTAL PERMITS"), and all such Environmental Permits are in full force and effect;

                           (b) With respect to the Business, there are no
claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of Seller, threatened, against Seller and/or the Business that are based on or related to any actual or alleged release of Hazardous Substances or any actual or alleged violation under Environmental Laws;

                           (c) To the knowledge of Seller, there are no past or
present facts, conditions, actions or omissions (including without limitation any releases of Hazardous Substances) that would (x) give rise to any liability or other obligation of Seller and/or the Business under any Environmental Laws,
(y) could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, investigation or inquiry under any Environmental Laws against Seller and/or the Business or any of their respective predecessors, or
(z) interfere with or prevent continued compliance by Seller and/or the Business with Environmental Laws and/or Environmental Permits;

                           (d) to the knowledge of Seller, neither Seller nor
the Business has received any written notice or other communication that either of them is or may be a potentially responsible person or otherwise liable in connection with any waste disposal site or other location used for the disposal of any Hazardous Substances; and

                           (e) Seller has made available to Buyer complete and
accurate copies of any reports, studies, analyses, tests, or monitoring data possessed or initiated by Seller or the Business pertaining to Hazardous Substances at, on, under or affecting any real property currently or formerly owned, leased or operated by Seller as it relates to the Business or any other person for whose conduct Seller with respect to the Business is or may be held responsible under Environmental Laws.

                           For the purposes of this Section 4.19, the following
terms shall have the meanings indicated:

                           "ENVIRONMENTAL LAWS" shall mean all federal, state or
local laws, statutes, ordinances, rules or regulations governing environmental, health or safety matters, as the same have been amended from time to time, including any common law cause of action, all indemnity agreements and other contractual obligations relating to environmental, health and safety matters, and all applicable judicial and administrative decisions, orders, and decrees relating to any of the foregoing.

                           "HAZARDOUS SUBSTANCES" shall mean any pollutants,
contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds or chemicals (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials, polychlorinated biphenyls (("PCBS") and PCB-containing equipment, radon and other radioactive elements, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may form the basis of liability under, any Environmental Laws.

                  4.20. ACCOUNTS RECEIVABLE.

                           (a) The accounts receivable and notes receivable
reflected on the Financial Statements and those accounts receivable and notes receivable of Seller acquired or created thereafter (i) are bona fide accounts receivable and notes receivable created in the ordinary and usual course of business in connection with bona fide transactions and consistent with past practice; (ii) are in an aggregate minimum amount of $1,200,000 exclusive of those accounts receivable listed on Schedule 3.7; and (iii) are recorded net of discounts, if any, provided to customers. Notwithstanding the foregoing, Seller makes no representation as to the collectibility of such accounts.

                           (b) Except as set forth on Schedule 4.20, no
receivable is pledged to any third party and, to Seller's knowledge, no debtor of a receivable is subject to bankruptcy proceedings.

                  4.21. YEAR 2000. Except as set forth on Schedule 4.21, the Purchased Assets are to Seller's knowledge compliant with all electronic date recognition systems, including any computer system, hardware, program or software microprocessor, integrated circuit or similar device, whether in computer equipment of non-computer equipment. Without any inquiry or investigation, Seller has no information that any third party software or hardware is not compliant with all electronic date recognition systems, including any computer system, hardware, program or software microprocessor, integrated circuit or similar device, whether in computer equipment or non-computer equipment. Electronic date compliance extends to the ability to process, distinguish, interpret, accept or recognize any change of year, date or time. Schedule 4.21 contains information regarding Year 2000 compliance measures and testing enacted by Seller and the contingency plans, including any insurance policies with respect to Year 2000, of Seller in the event of the failure to be Year 2000 compliant.

                  4.22. FEES. Except as set forth on Schedule 4.22, neither Seller nor any of its Affiliates is obligated to pay, or has retained any broker or finder or any other person or entity who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or undertaking made by Seller in connection with the transactions contemplated hereby. Buyer shall not, through the transfer of the Purchased Assets or otherwise, have any obligations in respect of any such fees or commissions.

                  4.23. ACCURACY OF INFORMATION; FULL DISCLOSURE. To knowledge of Seller, none of the representations and warranties of Seller in this Agreement nor in any Ancillary Document to be furnished by Seller pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading

                                    ARTICLE V

                            REPRESENTATIONS OF BUYER

                 Buyer represents and warrants to Seller as follows:

                  5.1. ORGANIZATION AND STANDING OF BUYER. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to execute, deliver and perform this Agreement and all Ancillary Documents which Buyer is required to deliver pursuant hereto and to consummate the transactions contemplated hereby and thereby. Buyer has not heretofore engaged in any business other than business incident to its formation.

                  5.2. AUTHORIZATION OF AGREEMENT. Buyer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents which Buyer is required to deliver pursuant hereto and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and each of the Ancillary Documents to which Buyer may be a party has been or will be, duly and validly authorized, executed and delivered by Buyer and this Agreement constitutes, and each of the Ancillary Documents constitutes or will upon execution and delivery constitute, the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

                  5.3 NO VIOLATIONS. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents which Buyer is required to deliver pursuant hereto and the consummation by Buyer of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, or both, (w) violate, or require any consent under, any contract, agreement or commitment to which Buyer is a party, except as set forth on Schedule 5.3, (x) violate any provision of law, rule or regulation to Buyer is subject or require any authorization, consent, approval, exemption or other action by or notice to any governmental entity, (y) violate any order, judgment or decree applicable to Buyer, or (z) violate any provision of the Operating Agreement of Buyer; except, in the case of (x) and (y), for such violations which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

                  5.4. CONSENTS. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by Buyer in connection with its execution, delivery and performance of the Agreement and the Ancillary Documents which Buyer is required to deliver pursuant hereto or its consummation of the transactions contemplated hereby and thereby; provided, however that with respect to notifications and filings required under the Hart-Scott-Rodino Act, this representation is made by Buyer based solely on Seller's representation contained in Section 4.5.

                  5.5. LITIGATION. There is no litigation pending or, to the best knowledge of Buyer after due inquiry, threatened against Buyer which seeks to prevent or challenge the transactions contemplated hereby or any of the Ancillary Documents.

                  5.6. FEES. Neither Buyer nor any of its Affiliates is obligated to pay, or has retained any broker or finder or any other person or entity who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or undertaking made by Buyer in connection with the transactions contemplated hereby. Seller shall not, through the transfer of the Purchased Assets, the assumption of the Assumed Liabilities or otherwise, have any obligations in respect of any such fees or commissions.

                                   ARTICLE VI

                                    COVENANTS

                  6.1. NON-COMPETITION, NON-SOLICITATION.

                           (a) In consideration of the benefits of this
Agreement to Seller and in order to induce Buyer to enter into this Agreement, Seller hereby covenants and agrees that for a period of five (5) years from the Closing Date, neither Seller nor any of its Affiliates (excluding individuals) shall directly or indirectly, as a proprietor, partner, stockholder consultant, joint venturer, investor, lender or in any other capacity (i) engage in, or own, manage, operate or control or participate in the ownership, management, operation or control of any entity which engages anywhere in the world in the business of systems and software associated with golf course operations; PROVIDED, that Seller and its Affiliates shall not be prohibited from owning in the aggregate not more than 5% of any class of securities of a publicly traded corporation engaged in any of such businesses or activities.

                           (b) Seller acknowledges and agrees that if it or any
of its Affiliates breach the provisions of Section 6.1(a), any remedy at law would be inadequate and that Buyer, in addition to seeking monetary damages in connection with any such breach, shall be entitled to seek specific performance, injunctive and other equitable relief to prevent or restrain a breach of Section 6.1(a) or to enforce the provisions of Section 6.1(a). It is the intent of the parties that, in the event a court of competent jurisdiction determines that the scope and/or duration of the covenant set forth in this Section 6.1 is excessive so as to render the covenant unenforceable as written, such court shall reduce the scope and/or duration of such covenant to the minimum extent necessary to make the covenant enforceable.

                  6.2. FURTHER ASSURANCES. Each of the parties agrees at any time and from time to time after the date hereof, at the request of the other party hereto, to execute and deliver such other documents and instruments of transfer or assignment or assumption and to do all such further acts and things as shall reasonably be necessary or desirable to effectuate the transactions contemplated hereby, including, without limitation the transfer to Buyer of the Business and the Purchased Assets free and clear of all liens and encumbrances. The parties shall cooperate with each other in connection with any litigation or Tax audit relating to the Purchased Assets.

                  6.3. CONFIDENTIALITY. The Non-Disclosure Agreement shall remain in full force and effect; PROVIDED, HOWEVER, that upon execution of this Agreement, Seller may make an announcement or release to the public, the press and/or its employees regarding such execution and the transactions contemplated hereunder. Buyer shall not make any such announcement or release (or respond to inquiries from the above) without the prior approval of Seller. "NON-DISCLOSURE AGREEMENT" shall mean the non-disclosure agreement by and between Damian J. Greco, Golf Switch and Seller, dated September 29, 1999.

                  6.4. MAIL, PAYMENTS.

                           (a) Seller authorizes and empowers Buyer on and after
the Closing Date to receive and open all mail and other communications received by Buyer relating to the Business. Seller shall promptly deliver to Buyer any mail or other communication received by it after the Closing Date pertaining to the Business. Buyer shall promptly deliver to Seller any mail or other communication received by it after the Closing Date relating to Excluded Assets or Excluded Liabilities.

                           (b) Seller agrees promptly (but, in any event, not
more than two (2) business days after receipt thereof) to pay or deliver to Buyer any monies or checks relating to the Business which have been mistakenly sent by customers to Seller and which should properly have been sent to Buyer (including any payments in respect of accounts receivable transferred to Buyer pursuant to this Agreement).

                           (c) Seller agrees that Buyer has the night and
authority to endorse, without recourse, the name of Seller on any check or other evidence of indebtedness received by Buyer after the Closing Date in respect of the Business to which Buyer is entitled under this Agreement, including any Account Receivable transferred to Buyer pursuant to this Agreement, and Seller shall furnish Buyer such evidence of this authority as Buyer may reasonably request.

                  6.5. ACCOUNTS RECEIVABLE. Commencing on the Closing Date Buyer may collect all outstanding accounts and notes receivable of the Business, with full authority to take any and all steps reasonably necessary to accomplish said purpose. Buyer shall use commercially reasonable efforts, consistent with its current business practices, to collect the accounts receivable set forth on
Schedule 3.7; provided, however, that commercially reasonable efforts shall not include filing a complaint, instituting litigation, or any other actions requiring the services of an attorney. Seller shall cooperate with Buyer in collecting said accounts and notes receivable and shall perform all acts and execute all instruments reasonably requested by Buyer for such purpose.

                  6.6. RECORDS, FURTHER INFORMATION. After the date hereof, upon reasonable notice given in accordance with this Agreement, Seller and Buyer shall give, or cause to be given, to the representatives, employees, counsel and accountants of the other, access, during normal business hours, to all original agreements, documents, books, records and files in their possession or in the possession of any of its Affiliates under its control relating to the Business (the "Records") relating to periods prior to or after the Closing Date, as the case may be, and shall permit such persons to examine and copy such Records to the extent reasonably requested by the other party in connection with the preparation of Tax and financial reporting matters, audits, legal proceedings, governmental investigations and other business purposes; provided, however' that nothing herein shall obligate any party to take actions that would unreasonably disrupt the normal course of business. Without limiting the generality of the foregoing, prior to Closing, Buyer shall have the night to (a) inspect records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to environmental, health or safety matters, (b) inspect all buildings and equipment at the properties currently owned, leased or operated by Seller or the Business, and (c) conduct tests of the soil, surface or ground waters at, in, on or beneath such properties as may be recommended by an environmental consultant engaged by Buyer; provided that in each case, such tests and inspections shall be conducted only (i) during regular business hours and upon reasonable notice and (ii) in a manner that will not unduly disrupt or interfere with the operation of the business of the Company.

                  6.7. EMPLOYEES. Effective immediately before the Closing, Seller shall terminate the employment of each Employee and shall be solely responsible for any and all severance and similar costs, if any, incurred in connection with such terminations. Seller shall pay to the Employees all wages, salaries, vacation time or benefits, sick leave or related benefits which are accrued, due or payable, and any other compensation which is accrued, due or payable, through the Closing Date. Seller will indemnify, defend and hold Buyer harmless from claims for payment of unpaid salary, wages, vacation, sick leave or other compensation which was earned, accrued, due or payable as of the Seller's termination of such employees. As promptly as possible but within 30 days of the Closing, Buyer will make offers of employment to at least 21 former employees of the Seller after the Closing. As of the Closing, all obligations under the Worker Adjustment and Retraining Notification Act (WARN), 29 U.S.C. ss. ss. 2101 et. seq. shall be the sole responsibility of Buyer. The terms "affected employees," "employment loss," "site," "active employees," "mass layoff," and "plant closing" shall have the same definition in this section of the Agreement as under the WARN Act. Seller shall remain solely responsible for any obligations, including the provision of required notices, incurred under
Section 4980B of the Code and the regulations thereunder (except that Buyer shall become responsible for administering benefit obligations under Section 4980B of the Code if, and to the extent, such obligations relate to any Assumed Plan (as defined below) assumed by Buyer pursuant to this Section 6.7). Prior to the Closing, Seller shall provide Buyer with reasonable access to the Employees for the purpose of conducting employment interviews, and shall further provide Buyer, to the extent permitted by law, with information regarding the employment history of the Employees. Seller hereby represents that Schedule 6.7(a) sets forth a true and complete list of (i) each current full-time and part-time employee of Seller related to the Business along with each such employee's annual rate of compensation (or hourly rate of compensation, if applicable) and
(ii) the number of full-time employees of Seller whose employment has been terminated within the ninety (90) day period prior to the date hereof.

                  6.8. CONDUCT OF BUSINESS. Except as may be otherwise contemplated by this Agreement or except as Buyer may otherwise consent to in writing (which consent shall not be unreasonably withheld), from the date hereof and prior to the Closing, Seller will (i) operate the Business only in the usual, regular and ordinary course and in accordance with past practice; (ii) use all its commercially reasonable efforts, in the ordinary course of business consistent with past practice, to keep available the services of its officers, directors, employees, agents and consultants involved with the Business; (iii) maintain all the Purchased Assets in the usual, regular and ordinary course and in accordance with past practice; (iv) use all commercially reasonable efforts, in the ordinary course of business consistent with past practice, to preserve its relationships with the lenders, suppliers, customers, licensors and licensees and others having significant business dealings with the Business such that the Business will not be materially impaired; (v) maintain its books and records with respect to the Business in its usual, regular and ordinary manner, on a basis consistent with prior years; (vi) use its commercially reasonable efforts to continue all material existing insurance policies (or comparable insurance) of or relating to Seller with respect to the Business in full force and effect; (vii) use its best efforts to preserve intact its business organization and not make or institute any material changes in its methods of purchase, sale, management, accounting or operation; (viii) perform and comply in all material respects, in the ordinary course of business consistent with past practice, with its obligations under all Assigned Contracts; and (ix) increase the rate or terms of compensation payable or to become payable to its directors, officers, key employees or, except in the ordinary course of business in accordance with past practice, any of the other employees or adopt, amend or otherwise modify any bonus, pension or other employee benefit plan covering any of its directors, officers or employees. Buyer will use all commercially reasonable efforts, in the ordinary course of business, consistent with its current business practices, to perform and comply in all material respects, with its obligations under the Assigned Contracts for which consent from the parties thereto (other than Seller) was not received.

                  6.9. COOPERATION BY SELLER. From the date hereof and prior to the Closing Date, Seller will use its best efforts, and will cooperate with Buyer, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties (including pursuant to the HSR Act) as shall be required in order to enable Seller to effect the transactions contemplated hereby, and will otherwise use their best efforts to cause the consummation of such transactions in accordance with the term and conditions hereof including, but not limited, to the Closing Conditions set forth in Article VII. If Seller is unable to acquire any consent for the assignment of its title to, interest in or rights under any Assigned Contract then, unless such consent is a condition to Closing pursuant to Section 7.3 and has not been waived by Buyer, Seller and Buyer shall cooperate in any reasonable arrangement designed to (i) provide Buyer with the benefits, risks and burdens of such Assigned Contract, including without limitation, (A) compliance by Seller on Buyer's behalf and at Buyer's expense with any such Assigned Contract and (B) enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise, or (ii) enable Seller to meet its obligations, if any, under any such Assigned Contract, or to limit, to the greatest extent reasonably possible, any liability of Seller arising from its failure to perform any obligation thereunder.

                                   ARTICLE VII

                               CLOSING CONDITIONS

                  7.1. CONDITIONS TO THE OBLIGATIONS OF BOTH PARTIES. The obligations of the parties hereto to effect the Closing are subject to the satisfaction or waiver, at or prior to the Closing, of the following condition:

                           No action shall be pending before or threatened in
any court or governmental agency seeking to enjoin or otherwise prohibit consummation of the transactions contemplated hereby.

                  7.2. CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligation of Buyer to effect the Closing is subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

                           (a) The representations and warranties of Seller
contained herein, other than those set forth in Sections 4.13, 4.19 and 4.21, shall be true and correct in all material respects as of the Closing Date, with the same effect as though such representations and warranties had been made as of the Closing Date; provided, however, that nothing contained in this Section 7.2(a) shall limit the truth and correctness as of the Closing of the representations and warranties contained in Section 4.18 as of the Closing.

                           (b) The covenants and agreements of Seller to be
performed on or prior to the Closing shall have been duly performed in all material respects.

                           (c) Buyer shall have received an opinion of Atlas,
Pearlman Trop & Borkson ("SELLER COUNSEL"), dated the Closing Date, addressed to Buyer, in form and substance reasonably satisfactory to Buyer. Seller shall ensure that any opinion of counsel relied upon by Seller Counsel in rendering its opinion as contemplated hereby shall provide that it may be also relied upon by Buyer.

                           (d) Buyer shall have received a certificate of
Seller, dated as of the Closing Date and signed by an officer of Seller, certifying as to the fulfillment of the conditions set forth in this Section 7.2.


                  7.3. CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligation of Seller to effect the Closing is subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

                           (a) The representations and warranties of Buyer
contained herein shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date.

                           (b) The covenants and agreements of Buyer to be
performed on or prior to the Closing shall have been duly performed in all material respects.

                           (c) Seller shall have received a certificate of
Buyer, dated as of the Closing Date and signed by an officer of Buyer, certifying as to the fulfillment of the conditions set forth in this Section 7.3.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

                  8.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Except as otherwise set forth herein, each representation and warranty made in this Agreement shall survive and remain in full force and effect for a period of eighteen (18) months after the Closing Date (the "SURVIVAL PERIOD"); PROVIDED, HOWEVER that (i) the representations and warranties set forth in Sections 4.16 and 4.18 shall survive until expiration of the applicable statute of limitations; (ii) the representations and warranties set forth in Section 4.10 shall survive without limitation to time and (iii) to the extent that written notice of any indemnification claim for breach of any representation or warranty (indicating with reasonable specificity the basis for such claim) shall have been delivered to the other party within the Survival Period, such representation and warranty shall survive the termination of the Survival Period with respect to the subject matter of such claim and continue until resolution of such claim. The covenants and agreements contained herein shall survive the Closing Date and continue in accordance with their terms.

                  8.2. LOSSES AND LIMITATION. For purposes of this Agreement, the term "LOSS" or "LOSSES" shall mean each and all of the following items: claims, losses, liabilities, obligations, payments, damages, judgments, fines, penalties, amounts paid in settlement, and any related reasonable costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and reasonable fees and disbursements of counsel and other experts) incurred by the person or entity seeking indemnification (the "INDEMNITEE") (whether relating to claims asserted by or against third parties or to claims asserted against the party providing indemnification (the "INDEMNITOR")); provided, however, that Losses shall not include amounts attributable solely to a failure related to electronic date recognition of any software or hardware originally manufactured by a party other than Seller or Buyer or their respective Affiliates. In the event there is a determination by any court of competent jurisdiction, appropriate regulatory body or alternative dispute resolution entity so authorized to make such determination, which shall make a finding apportioning liability, each party shall accordingly be liable to the extent of such finding of apportionment. Notwithstanding any other provision of this Agreement, Seller and Bristol Retail Solutions shall have no liability under Section 8.3 until the amount of Buyer's Losses exceeds $100,000, and then only for the amounts in excess of $100,000 and the maximum aggregate amount of Seller and Bristol Retail Solution's liability hereunder shall not exceed $2,800,000.

                  8.3. INDEMNIFICATION BY SELLER. From and after the Closing Date, Seller and Bristol Retail Solutions shall indemnify and hold harmless Buyer, its Affiliates, and their respective officers, directors, employees, agents, consultants, representatives and successors from and against any and all Losses incurred by any of them arising out of or resulting from any of the following:

                           (a) any misstatement by Seller or any inaccuracy in
any of the representations or warranties made by Seller in this Agreement or in any Ancillary Document;

                           (b) any failure by Seller to perform any of its
covenants or agreements contained in this Agreement or in any Ancillary
Document;

                           (c) any failure by Seller to pay, perform or
discharge when due any of the Excluded Liabilities; or

                           (d) any claims by the parties to the Assigned
Contracts for which consent to assignment has not been obtained.

                  8.4. INDEMNIFICATION BY BUYER. From and after the Closing Date, Buyer shall indemnify and hold harmless Seller, its Affiliates, and their respective officers, directors, employees, agents, consultants, representatives and successors (collectively, the from and against any and all Losses incurred by any of them arising out of or resulting from any of the following:

                           (a) any misstatement by Buyer or any inaccuracy in
any of the representations or warranties made by Buyer in this Agreement or in any Ancillary Document;

                           (b) any failure by Buyer to perform any of its
covenants or agreements contained in this Agreement or in any Ancillary Document; or

                           (c) any failure by Buyer to pay, perform or discharge
when due any of the Assumed Liabilities.

                  8.5. RESERVED.

                  8.6. PROCEDURE FOR INDEMNIFICATION. In the event that any Indemnitee shall incur or suffer any Losses in respect of which indemnification may be sought hereunder by Seller, on the one hand, or Buyer, on the other hand, the Indemnitee shall assert a claim for indemnification by written notice (the "Notice") to the Indemnitor stating the nature and basis of such claim. Promptly after receipt by an Indemnitee of written notice of the assertion of a claim or the commencement of any action, litigation or proceeding by any third party (a "Third-Party Claim") with respect to any matter for which indemnification is or may be owing pursuant to Section 8.3 or 8.4 , the Indemnitee shall give Notice to the Indemnitor and shall thereafter keep the Indemnitor informed of all other information it receives with respect thereto; provided, that failure of the Indemnitee to give the Indemnitor prompt notice and such other information as provided herein shall not relieve the Indemnitor of any of its obligations hereunder unless and then only to the extent that the Indemnitor shall have been actually prejudiced thereby. Buyer and Seller each agree to cooperate and will cause each Indemnitor to cooperate with and render such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such Third-Party Claim or proceeding, which assistance shall include, without limitation, making appropriate personnel reasonably available for any discovery or trial. If the Indemnitor fails or refuses to undertake the defense of any such Third-Party Claim within thirty (30) days after delivery of the Notice, the Indemnitee shall have the right to take exclusive control of the defense, negotiation and/or settlement of such Third-Party Claim at the Indemnitor's expense. Neither the Indemnitor nor the Indemnitee shall settle or compromise any Third-Party Claim without the consent of the other, which consent shall not be unreasonably withheld or delayed; provided, that any settlement or compromise includes an unconditional release of the Indemnitee from all liabilities or obligations relating to the Third-Party Claim.

                  8.7. PAYMENT. With respect to Third-Party Claims for which indemnification is payable under this Agreement, such indemnification shall be paid by the Indemnitor promptly upon (i) the entry of a final judgment against the Indemnitee and the expiration of any applicable appeal period; (ii) the entry of a non-appealable judgment or final appellate decision against the Indemnitee; (iii) the entering into of any settlement agreement in accordance with the provisions of this Article VIII; or (iv) the entry of any consent order or decree binding upon the Indemnitee. Notwithstanding the foregoing, reasonable expenses of the Indemnitee which constitute Losses hereunder shall be reimbursed on a current basis by the Indemnitor.

                                   ARTICLE IX

                                   TERMINATION

                  9.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                           (a) by the mutual written consent of Buyer and
Seller;

                           (b) by written notice given by Seller to Buyer or
Buyer to Seller, if the Closing shall not have occurred by December 15, 1999; provided, further, that the party electing so to terminate this Agreement shall have performed and complied with all of the covenants and agreements on its part set forth in this Agreement;

                           (c) by written notice given by either Seller to Buyer
or Buyer to Seller, if any court of competent jurisdiction or governmental authority shall have issued an injunction, order, decree or ruling or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby (which the party seeking to terminate this Agreement shall have used all commercially reasonable efforts to have lifted or reversed), and such order, decree, ruling or other action shall have become final and non-appealable;

                           (d) by written notice given by Seller to Buyer if
there shall have been a breach by Buyer of Buyer's representations, warranties, covenants or agreements contained herein which breach would entitle Seller to decline to consummate the transactions contemplated hereby pursuant to Section 7.3, or if an event occurs which renders impracticable with the use of commercially reasonable efforts compliance with or satisfaction of any of the conditions to Seller's obligations hereunder; or

                           (e) by written notice given by Buyer to Seller, if
there shall have been a breach by Seller of Seller's representations, warranties, covenants or agreements contained herein which breach would entitle Buyer to decline to consummate the transactions contemplated hereby pursuant to
Section 7.2, or if an event occurs which renders impracticable with the use of commercially reasonable efforts compliance with or satisfaction of any of the conditions to Buyer's obligations hereunder.

                  9.2. EFFECT ON OBLIGATIONS. Termination of this Agreement pursuant to this Article IX shall terminate all obligations of the parties hereunder; PROVIDED, HOWEVER, that termination pursuant to Section 9.1 shall not relieve any defaulting or breaching party or parties from any liability to the other parties hereto.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1. ENTIRE AGREEMENT. This Agreement (including the Schedules, Exhibits and other documents referred to herein) and the Ancillary Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether oral and written, between the parties hereto, with respect to such subject matter, all of which are merged herein.

                  10.2. SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by Seller without the prior written consent of Buyer. Buyer shall be entitled to assign its rights and obligations under this Agreement to one or more wholly owned subsidiaries of Buyer; provided, that no such assignment shall relieve Buyer of its obligations to Seller hereunder unless otherwise specified. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under this Agreement on any person or entity other than Buyer or Seller and their respective successors and permitted assigns.

                  10.3. HEADINGS; DRAFTING. The headings of the articles, sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof This Agreement shall not be deemed drafted by either party.

                  10.4. MODIFICATION AND WAIVER. No amendment, mod1fication or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by each of the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege.

                  10.5. EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the negotiation, preparation, execution and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby including the fees and expenses of its own financial consultants, accountants and counsel.

                  10.6. NOTICES. Any notice, request, claim, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally, by telecopy or sent by registered or certified mail (postage prepaid return receipt requested),

                  If to Seller, to:

                  Smyth Systems, Inc.
                  c/o Bristol Retail Solutions
                  5000 Birch Street, Suite 205
                  Newport Beach, California 92660

                  Telecopier:  (949) 475-0800

                  with a copy to:

                  Atlas Pearlman Trop & Borkson
                  New River Center
                  200 East Los Olas Boulevard, Suite 1900
                  Fort Lauderdale, FL  33307
                  Attention:  Joel D. Mayersohn, Esq.
                  Telecopier: (954) 766-7800

                  If to Buyer, to:

                  PHX-2000 LLC
                  15990 North Greenway Hayden Loop, Suite 300
                  Scottsdale, AZ  85260
                  Attention:  Damian Greco
                  Telecopier:  (480) 778-9263

                  with a copy to:

                  Lane Powell Spears Lubersky LLP
                  601 SW Second Avenue, Suite 2100
                  Portland, OR  97204-3185
                  Attention:  Claire J. Philpott, Esq.
                  Telecopier:  (503) 778-2200

or at such other address for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (evidenced, in the case of a telecopy, by the receipt of the correct answer back).

                  10.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM WAIVER OF JURY TRIAL. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of California without regard to the conflict of law principles thereof. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, or in respect of the transactions contemplated thereby, whether in tort or contract or at law or in equity, exclusively in the courts of the State of California or in the federal courts of the United States of America located in California (the "CHOSEN COURTS"). Solely in connection with such actions, proceedings and claims, the parties irrevocably submit to the jurisdiction of the chosen courts, and agree not to assert as a defense in any such action, suit or proceeding that such party is not subject to the jurisdiction of the chosen courts, that such action, proceeding or claim may not be brought or is not maintainable in the chosen courts, that venue is not appropriate in the chosen courts, or that this Agreement may not be enforced in the chosen courts. Each of the parties agrees that service of process or other papers upon such party in any such action or proceeding shall be effective if notice is given in accordance with the provisions on notice contained in this Agreement.

                  Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section 10.7.

                  10.8. BULK SALES LAWS. Buyer and Seller hereby waive compliance with the so-called "bulk sales" provisions of Article 6 of the Uniform Commercial Code as it is in effect in the states where Seller owns assets to be conveyed to Buyer hereunder and any other "bulk sales" provisions or laws of any jurisdiction that may be applicable to the transactions contemplated hereby.

                  10.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which, when together, shall constitute one and the same instrument.

                  10.10. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not effect any other provision hereof and this Agreement shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not part of this Agreement.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                                             SMYTH SYSTEMS, INC.


                                             /s/ Michael S. Shimada
                                             -----------------------------------
                                             Name: Michael S. Shimada
                                             Title: Chief Financial Officer



                                             PHX-2000 LLC


                                             /s/ Larry Lippon
                                             -----------------------------------
                                             Name: Larry Lippon
                                             Title: Managing Member


With Respect to Article VIII:



BRISTOL RETAIL SOLUTIONS



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Name:
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